Exhibit 10.3 Form of loan agreement.

SIX MONTH NOTE &
SECURITY AGREEMENT

HUNT GLOBAL RESOURCES, INC., a Colorado Corporation located at 24 Waterway Avenue, Suite 200, The Woodlands, Texas 77380, a Colorado corporation, hereinafter referred to as ``Debtor'' in this note and security agreement, promises to pay to the order of _______________________________________________________ hereinafter referred to as ``Secured Party,'' the principal amount of ______________________ or so much as may be outstanding, together with interest on the unpaid principal balance. Interest shall be calculated from the date of this note until paid.

Payment in full is due on August 7, 2012.

Interest is computed on a 365/365 simple interest basis.

Fixed Interest Rate

The interest rate on this note is ten percent (10%) per annum.
Grant of Security Interest

Debtor grants to Secured Party in this agreement, a security interest in its property, tangible and intangible, including but not limited to: all accounts, now existing or subsequently arising; all contract rights of Debtor, now existing or subsequently arising; all claims and causes of action, now existing or subsequently arising; all accounts receivable, now existing or subsequently arising; all chattel paper, documents, and instruments related to accounts; all inventory, furniture, fixtures, equipment, and supplies now owned or subsequently acquired; and the proceeds, products, and accessions of and to any and all of the foregoing (the “Collateral”).

This security interest is granted to secure the debt evidenced by this note and agreement and all costs and expenses incurred by Secured Party in the collection of the debt.

Performance

Debtor agrees:

1. To pay all obligations when due and perform fully all of the Debtor's duties under and in connection with this note and security agreement.

2. To keep the Collateral in good order and repair, to maintain it at Debtor's premises, to use the Collateral for its intended purposes only, and to refrain from encumbering, selling, or leasing any of the Collateral, or permitting it to be encumbered, seized, or transferred.

Default and Remedies of Secured Party

Default in payment or performance of any of the obligations or default under any agreement evidencing any of the obligations is a default under this agreement. On default, the Secured Party may declare all obligations immediately due and payable and will have the remedies of a secured party under the Texas Business and Commerce Code, as well as any other remedies existing under applicable law or by agreement between the parties.

Upon default, including failure to pay upon final maturity, the total sum due under this note will bear interest from the date of acceleration or maturity at the highest legal interest rate.

Acceleration

Debtor agrees that, if, at any time prior to the due date of this note as stated herein, Debtor shall sell any of its assets more specifically known as Carbon Green or the Conroe Mining Lease, or should Debtor securitize the Conroe Mining Lease, then and in such case all of the obligations of the Debtor will, at the option of the Secured Party, become due and payable immediately without demand or notice.

Premium

In addition to the principal and interest accrued herein, Debtor agrees to pay Secured Party the following premium:

a.) 5% of the principal amount stated herein if the note is paid in full within 60-days from the date of execution, on or before April 7, 2012;
b.) 7.5% of the principal amount stated herein if the note is paid in full within 90-days from the date of execution, after April 7, 2012 and on or before May 7, 2012; or
c.) 10% of the principal amount if the note is paid in full within 180-days from the date of execution, after May 7, 2012.

General Provisions

This agreement contains the entire understanding of Debtor and Secured Party. Its provisions are to be governed by and interpreted in accordance with Texas law.

If the payment obligation under this Note is not paid when due, the Borrower agrees to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

It is the intention of the Debtor and the Secured Party to conform strictly to the usury laws applicable to the Secured Party. Accordingly, if the transactions contemplated hereby would be usurious under applicable law then, in that event, notwithstanding anything to the contrary herein, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law and is contracted for, taken, reserved, charged or received under the note or otherwise in connection with the note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Secured Party on the principal amount of the note (or, if the principal amount of the note shall have been paid in full, refunded to the Debtor); and (ii) in the event that the maturity of the note is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Secured Party may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for herein or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Secured Party on the principal amount of the note (or, if the principal amount of the note shall have been paid in full, refunded by the Secured Party to the Debtor). All calculations made to compute the rate of interest that is contracted for, taken, reserved, charged or received herein or otherwise in connection with the note shall, for the purpose of determining whether such rate exceeds the maximum amount allowed by law applicable to the Secured Party, be made, to the extent permitted by such applicable law, by amortizing, prorating and spreading in equal parts during the period of the full stated term herein all interest at any time contracted for, taken, reserved, charged or received by the Secured Party in connection therewith. To the extent that the maximum nonusurious rate is determined by the laws of the State of Texas, the maximum nonusurious rate shall be determined by reference to the indicated rate ceiling (as defined and described in the Texas Finance Code, as amended) at the applicable time in effect.

EXECUTED by the Debtor on February 7, 2012.

DEBTOR:

HUNT GLOBAL RESOURCES, INC.

BY: ________________________________
Printed Name:_____________________
Its:______________________________